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                                                                     EXHIBIT 5.1
                                                                     -----------

                 [LETTERHEAD FOR VINSON & ELKINS APPEARS HERE]



                                  May 28, 1997

Southwest Bancorporation of Texas, Inc.
4400 Post Oak Parkway
Houston, Texas 77027

Ladies and Gentlemen:

    We have acted as counsel to Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 as filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement relates to (i) an aggregate of up to 250,000 shares of the Company's common stock, $1.00 par value (the "Shares"), which are purchasable by employees of the Company pursuant to the Southwest Bank of Texas 401(k) Savings Plan (the "Plan"), and (ii) the interests of participants in the Plan (the "Interests"). In such connection, we are passing on certain legal matters in connection with the sale of the Shares and the Interests. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

    In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certificates of certain public officials and officers of the Company.

    Based upon the foregoing examination and review, we are of the opinion that the Shares and the Interests have been duly authorized for issuance and, when the Registration Statement has been declared effective and the Shares and the Interests are issued in accordance with the provisions of the Plan, the Shares and the Interests will be validly issued, fully paid and non-assessable.

    This opinion is rendered as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,



                                        VINSON & ELKINS L.L.P.




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